Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022 relating to the financial statements of Scientific Games Corporation and the effectiveness of Scientific Games Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 1, 2022